UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 24, 2018
ORIGIN BANCORP, INC.
(Exact name of Registrant as specified in its charter)

Louisiana	001-38487	72-1192928
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

500 South Service Road East, Ruston, Louisiana		71270
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (318) 255-2222
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.
On September 24, 2018, Origin Bancorp, Inc. (“Origin” or the “Company”) delivered to its employees, including its executive officers and certain of its directors (collectively, the “Covered Persons”) a notice under Rule 104(b)(2)(i) of Regulation BTR (the "BTR Notice"), pursuant to which the Company imposed a “blackout” period in accordance with Section 306(a) of the Sarbanes-Oxley Act of 2002 (“SOX”) and Securities and Exchange Commission regulations. The Company received notice of the Plan blackout required by the Employment Retirement Income Security Act of 1974 on September 24, 2018, and provided the BTR Notice to the Covered Persons on the same day. The blackout period under the Origin Bancorp, Inc. Employee Retirement Plan (the “Plan) was imposed in connection with the change of the Plan’s recordkeeper from 401k Plus to Principal Financial Group. During the Blackout Period, Plan participants were unable to borrow or take distributions from their Plan accounts, or direct or diversify their Plan investments, including with respect to Origin common stock.
The blackout period began on Thursday, October 25, 2018 at 4:00 pm ET, and ended on December 18, 2018. A copy of the BTR Notice is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
If Covered Persons had questions pertaining to the blackout period, they were instructed to contact Ashlea Price, HR Services Director at (318) 254-7410.

ITEM 9.01	Exhibits

(d)	Exhibits. The following are furnished as exhibits to this Current Report on Form 8-K.
Exhibit 99.1	SOX Notice

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: December 27, 2018	ORIGIN BANCORP, INC.

By: /s/ Stephen H. Brolly
Stephen H. Brolly
Chief Financial Officer